Exhibit 99.1

NEWS RELEASE

For Immediate Release

Rockwood Board of Directors Authorize New Share Repurchase

of Up to $500 million

Princeton, NJ USA (November 12, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) today announced that its Board of Directors has authorized a new share repurchase program of up to $500 million to be completed over two years. This program is in addition to the $400 million share repurchase program recently completed in the third quarter 2013.

Seifi Ghasemi, Chairman and Chief Executive Officer, commented, “As is consistent with our guiding principle to deliver continued long term shareholder value and a disciplined approach to redeploying our excess cash on hand, we are pleased to announce this new $500 million share repurchase authorization, which in addition to our quarterly cash dividends, continues our commitment for an ongoing return of capital to shareholders.”

Repurchases under the program may be made through one or more open market transactions, unsolicited or solicited privately negotiated transactions, accelerated share repurchase programs or other derivative transactions, self tender offers, or through any combination of the foregoing, or in such other manner as determined by the Company.  The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the Company’s shares, general market and economic conditions, and other factors. The share repurchase program may be extended, suspended or discontinued at any time without notice.

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Rockwood Holdings, Inc. based in Princeton, N.J., is a leading global developer, manufacturer and marketer of technologically advanced and high value-added specialty chemicals, with a market capitalization of nearly $5 billion. It is the leading integrated and lowest cost global producer of lithium and lithium compounds, enabling the significant global growth of mobile devices by providing adequate lithium supply used in lithium-ion batteries for electronics and alternative transportation.  The company is also the second largest global producer of products and services for metal processing, servicing the luxury European automotive and aerospace industry.

With approximately 3,500 employees in 17 countries and over 50,000 customers, Rockwood’s materials result in end-use products for nearly every industry and generated annual net sales of approximately $1.3 billion in 2012 (after adjustment for discontinued operations).

For more information on Rockwood, please visit www.rocksp.com.

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Contact:	Nahla A. Azmy

Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood, including without limitation, the payment of future dividends and the share repurchase program. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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